EXHIBIT 3.1
-----------
DEAN HELLER                                         Entity #
Secretary of State                                  E0381242005-7
204 North Carson Street, Suite 1                    Document Number:
Carson City, Nevada 89701-4299                      20050235657-25
(775) 684 5708
Website: secretaryofstate.biz                       Date Filed:
                                                    06/16/2005 10:55:57 PM
                                                    In the office of
--------------------------------------
     ARTICLES OF INCORPORATION                      s/Dean Heller
             (Pursuant to NRS 78)
                                                    Dean Heller
--------------------------------------              Secretary of State
Important: Read attached instructions
before completing form.                         ABOVE SPACE FOR OFFICE USE ONLY
--------------------------------------------------------------------------------
1.  Name of
    -------
    Corporation:               Alpha Spacecom, Inc.
    ------------
--------------------------------------------------------------------------------
2. Resident Agent              CHQ Incorporated
   -------------               -------------------------------------------------
   Name and Street             Name
   ---------------
   Address:                    1555 E. Flamingo Road, Ste 155 Las Vegas NV 89119
   --------                    ------------------------------------------------
   (must be a Nevada           Street Address         City       State  Zip Code
   -----------------
   address where process       P.O. Box 70477         Las Vegas   NV     89170
   ---------------------       -------------------------------------------------
   may be served               Optional Mailing Address  City   State  Zip Code
   -------------
--------------------------------------------------------------------------------
3.  Shares:
    ------                      Number of shares
    (number of shares           with par value:    250,000,000  Par value: $.001
    -----------------
    corporation                 Number of shares
    -----------                 without par value: 0
    authorized to issue)
    --------------------
--------------------------------------------------------------------------------
4.   Names &                    1. Jian Wang
     -------                    ------------------------------------------------
     Addresses                  Name
     ---------                  Rm. 710, Zhou Ji Bldg., No. 16 Ande Rd.,
     of Board of                Dongcheng District, Beijing China 100011
     -----------                ------------------------------------------------
     Directors/Trustees:        Street Address         City    State    Zip Code
     ------------------
     (attach additional page if 2. Xuedong Hu
     -------------------------- ------------------------------------------------
     there is more than 3       Name
     --------------------       Rm. 710, Zhou Ji Bldg., No. 16 Ande Rd.,
     directors/trustees)        Dongcheng District, Beijing China 100011
     ------------------         ------------------------------------------------
                                Street Address         City    State   Zip Code

                                3.  Rain Zhang
                                ------------------------------------------------
                                Name
                                Rm. 710, Zhou Ji Bldg., No. 16 Ande Rd.,
                                Dongcheng District, Beijing China 100011
                                ------------------------------------------------
                                Street Address         City    State   Zip Code
--------------------------------------------------------------------------------
5.   Purpose:                  The purpose of this Corporation shall be:
     -------
     (optional-see
     -------------
     instructions)
     -------------
--------------------------------------------------------------------------------
6.   Names, Address            Andrew I. Telsey       s/Andrew I. Telsey
     --------------            ---------------------  --------------------------
     and Signature of          Name                   Signature
     --------------            12835 E. Arapahoe Rd., Tower One, Penthouse #803,
     Incorporator:             Englewood, CO  80112
     -------------             -------------------------------------------------
     (attach additional page if Address               City     State   Zip Code
     --------------------------
     there is more than 1
     --------------------
     incorporator)
     -------------
--------------------------------------------------------------------------------
7.   Certificate of            I hereby accept appointment as Resident Agent for
     --------------            the above named corporation.
     Acceptance of             s/ C. McDougall                  Jun 16, 2005
     -------------             ------------------------------   ----------------
     Appointment of            Authorize Signature of R.A. or   Date
     --------------            On Behalf of R.A. Company
     Resident Agent:
     ---------------
--------------------------------------------------------------------------------
This form must be accompanied by appropriate fees. See attached fee schedule.

                            ARTICLES OF INCORPORATION

                                       OF

                              ALPHA SPACECOM, INC.


     The undersigned, being the original incorporator herein named, for the purpose of forming a corporation to do business both within and without the State of Nevada, and in pursuance of the corporation laws of the State of Nevada, being Chapter 78 of the Nevada Revised Statutes, do make and file these Articles of Incorporation hereby declaring and certifying that the facts herein stated are true:

     1. The name of the corporation is ALPHA SPACECOM, INC.

     2. Its principal office in the County of Clark, State of Nevada, is located at 1555 E. Flamingo Road, Suite 155, Las Vegas, Nevada 89119. The name of its Resident Agent is CHQ Incorporated.

     3. The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

          A. To have and to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

          B. To discount and negotiate promissory notes, drafts, bills of exchange and other evidences of debt, and to collect for others money due them on notes, checks, drafts, bills of exchange, commercial paper or other evidence of indebtedness.

          C. To purchase or otherwise acquire, own, hold, lease, sell, exchange, assign, transfer, mortgage, pledge, or otherwise dispose of, to guarantee, to invest, trade, and deal in and with personal property of every class and description.

          D. To enter into any kind of contract or agreement, cooperative or profit sharing plan with its officers or employees that the corporation may deem fit.

          E. To purchase, lease, or otherwise acquire, in whole or in part, the business, goodwill, rights, franchises and property of every kind, and to undertake the whole or any part of the assets or liabilities, of any person, firm, association, non-profit or profit corporation, or own property necessary or suitable for its purposes, and to pay the same in cash, in the stocks or bonds of the corporation or otherwise, to hold or in any manner dispose of the whole or any part of the business or property so acquired and to exercise all of the powers necessary or incidental to the conduct of such business.

          F. To lend or borrow money and to negotiate and make loans, either on its own account or as agent or broker for others.

          G. To enter into, make, perform and carry out contracts of every kind and for any lawful purpose, without limit as to amount with any person, firm, association, cooperative, profit or non-profit corporation, municipality, state or government or any subdivision, district or department thereof.

          H. To buy, sell, exchange, negotiate, or otherwise deal in, or hypothecate securities, stocks, bonds, debentures, mortgages, notes or other collateral or securities, created or issued by any corporation wherever organized including this corporation, within such limits as may be provided by law, and while owner of any such stocks or other collateral to exercise all rights, powers and privileges of ownership, including the right to vote the same, and to subscribe for stock of any corporation to be organized, other than to promote the organization thereof.

          I. To purchase or otherwise acquire, own, hold, lease, sell, exchange, assign, transfer, mortgage, pledge, license or otherwise dispose of any letters, patents, copyrights, or trademarks of every class and description.

          J. To do any and all other such acts, things, business or businesses in any manner connected with or necessary, incidental, convenient or auxiliary to do any of these objectives hereinbefore enumerated, or calculated, directly or indirectly, to promote the interest of the corporation; and in carrying on its purposes, or for the purpose of obtaining or furthering any of its businesses, to do any and all acts and things, and to exercise any and all other powers which a natural person could do or exercise, and which now or hereafter may be authorized by law, here and in any other part of the world.

          K. The several clauses contained in this statement of powers shall be construed in each of these clauses and shall be in no way limited or restricted by reference to or inference from the terms of any other clauses, but shall be regarded as independent purposes and powers; and no recitation, expression or declaration of specific or special powers or purposes herein enumerated shall be deemed to be exclusive, but is hereby expressly declared that all other lawful powers not inconsistent herewith are hereby included.

     4. The total number of shares of all classes which the corporation shall have authority to issue is 250,000,000 of which 50,000,000 shall be Preferred Shares, $.001 par value per share, and 200,000,000 shall be Common Shares, $.001 par value per share, and the designations, preferences, limitations and relative rights of the shares of each class are as follows:

          A. Preferred Shares. The corporation may divide and issue the Preferred Shares in series. Preferred Shares of each series when issued shall be designated to distinguish it from the shares of all other series. The Board of Directors is hereby expressly vested with authority to divide the class of Preferred Shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by these Articles of Incorporation and the laws of the State of Nevada in respect to the following:

               (1) The number of shares to constitute such series, and the distinctive designations thereof;

               (2) The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;

               (3) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

               (4)  The amount payable upon  shares  in  event  of   involuntary
          liquidation;

               (5) The amount payable upon shares in event of voluntary liquidation;

               (6) Sinking fund or other provisions, if any, for the redemption or purchase of shares;

               (7) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

               (8) Voting powers, if any; and

               (9) Any other relative rights and preferences of shares of such series, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any further series shall be subject.

          B. Common Shares.

               (1) The rights of holders of Common Shares to receive dividends or share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the corporation shall be subject to the preferences, limitations and relative rights of the Preferred Shares fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors or the corporation providing for the issuance of one or more series of the Preferred Shares.

               (2) The holders of the Common Shares shall be entitled to one vote for each share of Common Shares held by them of record at the time for determining the holders thereof entitled to vote.

     No holder of shares of the corporation of any class shall have any preemptive or preferential right in or preemptive or preferential right to subscribe to or for or acquire any new or additional shares, or any subsequent issue of shares, or any unissued or treasury shares of the corporation, whether now or hereafter authorized, or any securities convertible into or carrying a right to subscribe to or for or acquire any such shares, whether nor or hereafter authorized. All shares are to be non-assessable.

     5. The governing board shall be styled "directors" and the first Board of Directors shall be three (3) in number.

     So long as all of the shares of the corporation are owned beneficially and of record by either one or two shareholders, the number of directors may be less than three, but not less than the number of shareholders. Otherwise, the number of directors shall not be less than three.

     Subject to the foregoing limitations, the number of directors shall not be reduced to less than one, and may, at any time, be increased or decreased by a duly adopted amendment to these Articles of Incorporation, or in such manner as shall be provided in the Bylaws of the corporation duly adopted by either the Board of Directors or the shareholders.

     The names and addresses of the first Board of Directors are as follows:

                Name               Address
                ----               -------

          Jian Wang                Room 710
                                   Zhou Ji Building
                                   No. 16 Ande Road
                                   Dongcheng District, Beijing 100011 China

          Xuedong Hu               Room 710
                                   Zhou Ji Building
                                   No. 16 Ande Road
                                   Dongcheng District, Beijing 100011 China

          Rain Zhang               Room 710
                                   Zhou Ji Building
                                   No. 16 Ande Road
                                   Dongcheng District, Beijing 100011 China

     6. The name and address of the incorporator of the corporation is as follows:

                Name               Address
                ----               -------

          Andew I. Telsey          12835 E. Arapahoe Rd.
                                   Tower One, Penthouse
                                   Englewood, CO 80112

     7. The period of the corporation's duration is perpetual.

     8. The corporation may:

          A. Indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct as unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

          B. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

          C. To the extent that a director, officer, employee, fiduciary, or agent of the corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in subparagraph A or B of this
     Article 8, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

          D. Any indemnification under subparagraph A or B of this Article 8 (unless ordered by a court) and as distinguished from subparagraph C of this Article shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subparagraph A or B above. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if the Board of Directors so direct, by independent legal counsel in a written opinion, or by the shareholders.

          E. Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized in subparagraph C or D of this Article 8 upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this Article 8.

          F. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article 8.

     9. Provisions for the regulation of the internal affairs of the corporation are contained in the Bylaws of this corporation.